EXHIBIT 8(e)(3)

Amendment No. 10 to Janus Aspen Series Fund Participation Agreement

and Transamerica Life Insurance Company.

AMENDMENT NO. 10 TO

JANUS ASPEN SERIES

FUND PARTICIPATION AGREEMENT

(Service Shares)

The Participation Agreement dated as of April 6, 2000 between Janus Aspen Series (the “Trust”), and Transamerica Life Insurance Company (the “Company”), is hereby amended as follows:

“Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

Effective date: July 30, 2007

JANUS ASPEN SERIES		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Andrew J. Iseman	By:	/s/ Arthur D. Woods
Name:	Andrew J. Iseman	Name:	Arthur D. Woods
Title:	President	Title:	Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded By Separate Account
Separate Account VA A	The Atlas Portfolio Builder Variable Annuity

Separate Account VA E	Privilege Select Variable Annuity

Separate Account VA C	Transamerica EXTRA Variable Annuity

Separate Account VA D	Transamerica Access Variable Annuity

Separate Account VA B	Transamerica Landmark Variable Annuity and Transamerica Freedom Variable Annuity

Separate Account VA K	Retirement Income Builder - BAI Variable Annuity, under the marketing name “Retirement Income Builder IV”

Separate Account VA P	Flexible Premium Variable Annuity – A, under the marketing names “Transamerica Opportunity Builder” and “Transamerica Traditions”

PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V (or Successor Marketing Names) Variable Universal Life Policy (1933 Act Exempt)

Legacy Builder Variable Life Separate Account November 20, 1998 (1940 Act Registered)	PFL Life Insurance Company Nos. VL20 & JL20 (1933 Act Registered)

PFL Variable Life Account A July 1, 1999 (1940 Act Registered)	Variable Protector (1933 Act Registered)

Transamerica Corporate Separate Account Sixteen June 16, 2003 (1940 Act Registered)	Advantage X Variable Adjustable Life Insurance Policy (1933 Act Registered)

Schedule A - Continued

Separate Accounts and Associated Contracts

Separate Account VA R	Flexible Premium Variable Annuity – C, under the marketing name “Transamerica Principium”

Separate Account VA Y	Flexible Premium Variable Annuity – J, under the marketing name “Transamerica Axiom”

Separate Account VA Z	Flexible Premium Variable Annuity – K, under the marketing name “Transamerica Ascent”

Separate Account VA-6	Transamerica Classic® Variable Annuity

Separate Account VA-7	Transamerica Bounty® Variable Annuity

Separate Account VA-8	Transmark Optimum Choice® Variable Annuity